UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2016

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 5.07 Submission of Matters to a Vote of Security Holders

On September 20, 2016, Atlas Air Worldwide Holdings, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). The Company filed its Definitive Proxy Statement for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission (the “SEC”) on August 12, 2016.

As of the close of business on August 2, 2016, the record date for the Special Meeting, there were 24,830,330 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of 23,036,129 shares of the Company’s common stock was represented in person or by proxy at the Special Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal submitted to a vote of the Company’s stockholders at the Special Meeting is set out below:

1. Proposal to approve, pursuant to NASDAQ Listing Rule 5635(d), the issuance by the Company of shares of the Company’s common stock in excess of 4,937,392 shares (representing 19.9% of the Company’s outstanding common shares on May 4, 2016) (the “Restricted Share Issuance”) upon the exercise of the warrants issued by the Company to Amazon.com, Inc. on May 4, 2016.

For	Against	Abstain	Broker Non-Votes

21,913,564	28,669	1,436	1,092,460

The proposal to approve the Restricted Share Issuance received the affirmative vote of approximately 99.9% of the votes cast on such proposal at the Special Meeting.

2. Proposal to approve an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000.

For	Against	Abstain	Broker Non-Votes

22,823,859	211,026	1,244	-0-

The proposal to approve the Charter Amendment received the affirmative vote of approximately 91.9% of the shares of the Company’s common stock outstanding and entitled to vote on such proposal at the Special Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

September 20, 2016	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer